UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 19, 2025

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On March 19, 2025, Bakkt Holdings, Inc. (the “Company”) announced that it had entered into a Cooperation Agreement with Distributed Technologies Research Ltd. (“DTR”) and Akshay Naheta, the sole stockholder of DTR (the “Cooperation Agreement”).
Pursuant to the Cooperation Agreement, DTR will provide the Company with certain exclusive payment processing technology, application programming interfaces, and infrastructure to be integrated into the Company’s platform for the enablement of global payments processing services in the jurisdictions where the Company or its affiliates operate.
In addition, on the date that is twelve (12) months following the date of on which the Company initiates processing payments using all or part of DTR’s technology (the “Call Event Deadline”), the Company shall have the exclusive right (such right, the “Call Option”) to require Mr. Naheta to sell, convey, transfer, assign and deliver to the Company 100% of the capital stock and all other equity interests of DTR (the “DTR Equity”). This Call Option may be exercised by the Company at any time prior to the Call Event Deadline. If the Company does not exercise the Call Option within the Call Event Deadline, then for a period beginning on the date of expiration of the Call Event Deadline and ending on the second anniversary of the Call Event Deadline, if DTR or Mr. Naheta receives an offer or proposal from a third-party to purchase more than 50% of the DTR Equity, then (i) Mr. Naheta shall provide written notice to the Company of the material financial and other terms and conditions of such offer or proposal (such notice, the “ROFR Notice”) and (ii) for a period of 15 days following receipt of the ROFR Notice, the Company shall have the right to purchase the DTR Equity on the same terms as set forth in the ROFR Notice (the “ROFR”). The ROFR Notice will expire in the event that (a) the terms proposed by the Company are not the same or as favorable as those in the ROFR Notice or (b) the Company exercises the ROFR pursuant to a ROFR Notice but the ROFR transaction is not consummated within 90 days following the date of the ROFR Notice, subject to certain automatic extensions for regulatory approvals, required authorizations or the Company’s stockholder approval, which such automatic extension shall not exceed 90 days.
If the cumulative volume of payments processed by the Company utilizing DTR’s technology or otherwise facilitated by DTR’s technology infrastructure for enabling global payment processing exceeds $2 billion during any 18-month period following the date of the Cooperation Agreement (the “Put Event”), then within three years of such Put Event (the “Put Event Deadline”), Mr. Naheta shall have the right to require the Company to purchase, acquire and accept from Mr. Naheta the DTR Equity (the “Put Option”).
As consideration for the sale of the DTR Equity contemplated by a Put Option or a Call Option, Mr. Naheta will be entitled, in exchange for all of the DTR Equity, to a number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), representing at least 19.9% and no more than 31.5%, of the aggregate common stock of the Company (which such total shall include the shares of the then outstanding and issued Class A Common Stock and the shares of Class A Common Stock then exchangeable for the paired interests represented by the Class V Common Stock, par value $0.0001 per share, of the Company), plus the aggregate number of shares of the Company’s Class A Common Stock issuable upon full exercise or conversion of any options, warrants or other convertible or derivative securities then outstanding, on an as-converted basis, which shall not include the Company’s publicly traded warrants currently listed on the New York Stock Exchange (“NYSE”) (BKKT WS) and any warrants to purchases of Class A Common Stock that are below the Bakkt Share Price (as defined below) (the “Bakkt Share Number”) subject to any DTR Adjustment (as defined below); provided that Mr. Naheta will be entitled to a “top up” of additional shares of Class A Common Stock to the extent any such public warrants are actually exercised. Any indebtedness of DTR outstanding immediately prior to the closing of a Call Option or Put Option transaction and certain transaction expenses in excess of $1.0 million incurred by or on behalf of DTR or Mr. Naheta (such amount, the “DTR Value”) shall proportionately reduce the number of shares Mr. Naheta is entitled to receive in a Put Option or Call Option transaction (the “DTR Adjustment”).
If either the Company or Mr. Naheta shall exercise the above described Call Option or Put Option, respectively, such transaction shall be (i) executed pursuant to a customary purchase agreement that will contain representations, warranties and interim operating covenants by the Company, DTR and Mr. Naheta that are customary for a transaction of this nature (the “Definitive Agreement”), (ii) subject to, among other things, obtaining any required regulatory approvals, non-objections and/or similar authorizations, Company stockholder approvals (including compliance with any applicable requirements of the NYSE) and Delaware law, (iii) subject to receipt by the Company of a fairness opinion from an independent financial advisor, (iv) subject to the execution by the parties of a definitive agreement reflecting the commercial arrangement described above, and (v) subject to the Company having terminated any lines of credit in effect on the date of the Cooperation Agreement and having repaid in full any indebtedness then outstanding and borrowed thereunder. The Definitive Agreement shall also provide for a clause to allow the Special Committee of the Board of Directors of the Company (the “Board”) to pursue any superior proposal for a transaction that, if consummated, would result in a change of control of the Company that is conditioned upon the termination of the Put Option; provided, that the Company will negotiate reasonably and in good faith with any prospective party to include the Put Option or have such Put Option exercised immediately prior to the closing of such proposed transaction. If, after such negotiation, the Put Option will be terminated, the Company will be obligated to pay Mr. Naheta a termination fee of 3.0% of the DTR Value, as determined immediately prior to the termination of the Put Option.
The price payable by the Company for the DTR Equity in any such Put Option or Call Option transaction shall be the fair market value as determined by a third-party valuation from an independent valuation firm, and the price of the Class A Common Stock to be issued in a Put Option or Call Option transaction shall be equal to the volume weighted average price of the Class A Common Stock on the NYSE over the 30 consecutive trading day period ending on the trading day immediately preceding the date on which the Class A Common Stock would be issued pursuant to the Cooperation Agreement (the “Bakkt Share Price”), subject to the floor and price cap mechanisms described above.
During the term of the Cooperation Agreement, each party will use commercially reasonable efforts to conduct its business in the normal and ordinary course, consistent with applicable laws. Pursuant to the Cooperation Agreement, Mr. Naheta will not, directly or indirectly, engage in hedging, short sales or similar activities with respect to the Company’s equity.
The summary of the Cooperation Agreement above is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

Item 5.02     Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

On March 19, 2025, the Board appointed each of Akshay Naheta and Andrew Main, the current President and Chief Executive Officer of the Company, to serve as the Company’s Co-Chief Executive Officers (each a “Co-CEO” and together, the “Co-CEOs”), effective March 21, 2025. In connection with Mr. Naheta’s appointment as Co-CEO, Mr. Naheta also was appointed as a Class I Director of the Board, to serve until the 2025 annual meeting of stockholders. Mr. Main will continue to serve as a member of the Board and as the principal executive officer and principal operating officer of the Company, for purposes of the rules and regulations of the SEC, and will continue to have operating responsibility for the Company’s regulated subsidiaries, Bakkt Crypto Solutions, LLC and Bakkt Trust Company LLC, until such time as Mr. Naheta has been approved by all relevant regulatory authorities to serve in such capacity.

Mr. Naheta, age 43, has served as the chief executive officer of DTR, a private company focusing on stablecoin technology and other linked services, since October 2022. Prior to DTR, Mr. Naheta served in various roles at Softbank from 2017 to 2022, most recently Senior Vice President from June 2020 to May 2022, where he supported investments for the Vision Fund. Mr. Naheta previously advised the Company in connection with its formation. Mr. Naheta holds a Bachelor of Science in electrical engineering from University of Illinois at Urbana-Champaign and an S.M. in electrical engineering from the Massachusetts Institute of Technology.

Biographical and other information regarding Mr. Main is included in the Company’s definitive proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on April 19, 2024 (the “Proxy Statement”), which such information is incorporated herein by reference.
In connection with Mr. Naheta’s appointment as Co-CEO, the Company has entered into an employment agreement with Mr. Naheta (the “Naheta Employment Agreement”), dated as of March 19, 2025 (the “Effective Date”). Pursuant to the terms of the Naheta Employment Agreement, Mr. Naheta will receive an initial annual base salary of $100,000 and will be eligible to receive an annual cash bonus, as shall be determined by the Board or the Compensation Committee of the Board (the “Compensation Committee”).

As an inducement material to Mr. Naheta entering into employment with the Company, on (or as soon as reasonably practicable following) the Effective Date, Mr. Naheta will receive (1) $15.0 million in performance-based restricted stock units (“PSUs”) and (2) $150,000 in service-based restricted stock units (“RSUs” and together with PSUs, the “Inducement Grant”). The RSUs shall vest 100% on the one-year anniversary of the Effective Date, subject to Mr. Naheta’s continued service with the Company. The number of PSUs subject to the Inducement Grant will be determined by dividing the grant date dollar value by the closing price of the Company’s stock on the NYSE on March 18, 2025 (the “Reference Price”). The PSUs will be eligible to vest over a three-year performance period following the date of Mr. Naheta’s appointment as Co-CEO (the “Performance Period”) based on attainment of stock price metrics such that one-third of PSUs will vest, subject to his continued employment through the vesting date, if the Company’s stock price appreciates at any point during the Performance Period by 100% above the Reference Price. For each additional 25% of stock price appreciation above the Reference Price during the Performance Period, limited to a maximum of eight (8) additional vesting tranches, an additional number of PSUs equal to $1.25 million divided by the Reference Price will vest, subject to Mr. Naheta’s continued employment through the applicable vesting date. The Company’s stock price appreciation for purposes of the Inducement Grant will be measured based on a rolling 90-day volume weighted average price. Any PSUs that satisfy the above vesting conditions prior to the first anniversary of the grant date will vest on the first anniversary of the grant date, subject to Mr. Naheta’s continued employment through such date. The Inducement Grant will be subject to the terms of the Company’s 2021 Omnibus Incentive Plan (the “2021 Plan”), as if granted thereunder, but will be granted as inducement awards pursuant to the NYSE Listing Rule 303A.08 and without shareholder approval. Further, Mr. Naheta will be eligible to receive additional annual equity compensation grants during the term of his employment with a target grant date fair value, as determined by the Board or the Compensation Committee, of not less than $100,000, in accordance with the terms of the Company’s long-term incentive compensation plans and having such terms and conditions as established by the Board or the Compensation Committee.

In the event Mr. Naheta is terminated by the Company without Cause (other than for death or Disability) or he resigns for Good Reason (each as defined in the Naheta Employment Agreement), he will be entitled to the following severance benefits, subject to his execution of a release of claims agreement and continued compliance with the Naheta Confidentiality Agreement (defined below): (i) a lump sum cash payment equal to two times his then-current base salary, increased to three times his then-current base salary if termination occurs within two years after a Change in Control (as defined in the 2021 Plan); (ii) (A) time-vesting equity grants (including the grants for which actual performance achievement has already been certified as of his termination) will fully vest, (B) with respect to performance based grants for which performance has not been certified as of the date of employment termination, performance will be determined based on actual performance achieved after completion of the performance period, and all earned tranches will vest on the date of such performance certification, and (C) with respect to any stock option awards, Mr. Naheta will be treated as if he had remained employed by the Company for one (1) year following the termination date; and (iii) a lump-sum cash payment in respect of the cost of one year’s continued health coverage.
In connection with Mr. Main transitioning to the role of President and Co-CEO, his employment agreement was amended to facilitate the appointment of Mr. Naheta the Company’s as Co-CEO (such amendment, the “Main Employment Agreement Amendment”). Otherwise, Mr. Main’s employment with the Company will continue on the same terms and conditions of his currently effective employment agreement, which was previously disclosed with the SEC on Form 8-K on March 19, 2024, which description is incorporated by reference herein.

The selection of either Mr. Main or Mr. Naheta to each serve as the Co-CEOs of the Company was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Main or Mr. Naheta, respectively, and any other director or executive officer of the Company. Any transactions directly or indirectly, between Mr. Main and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Exchange Act of 1934, as amended (the “Exchange Act”), are disclosed in the Proxy Statement, which description is incorporated by reference herein. There are no transactions, other than as disclosed herein (including the Cooperation Agreement), between Mr. Naheta and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Exchange Act.

The foregoing is not a complete description of the Naheta’s Employment Agreement or the Main Employment Agreement Amendment. Each such description is qualified in its entirety by reference to the full text of the Naheta Employment Agreement and the Main Employment Agreement Amendment, as applicable, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description
10.1*    Cooperation Agreement, by and between Bakkt Holdings, Inc., Distributed Technologies Research Global Ltd., and Akshay Naheta
10.2*    Employment Agreement, dated March 19, 2025, by and between Bakkt Holdings, Inc. and Akshay Naheta
10.3*    Employment Agreement Amendment, dated March 19, 2025, by and between Bakkt Holdings, Inc. and Andrew Main
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAKKT HOLDINGS, INC.

By:/s/ Marc D’Annunzio
Name: Marc D’Annunzio
Title: General Counsel and Secretary

Dated: March 19, 2025